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                        AMERICAN ARBITRATION ASSOCIATION

                               NEW YORK, NEW YORK



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HOSPITALITY WORLDWIDE SERVICES, INC.

                  Claimant,

            - against -                                     No. 13 180 00289 99

PRIME HOSPITALITY CORP.,

                  Respondent.

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                  STIPULATION OF SETTLEMENT AND MUTUAL RELEASE

         WHEREAS, Hospitality Worldwide Services, Inc. ("HWS") has commenced and continued this action (the "Arbitration") against Prime Hospitality Corp. ("Prime"); and

         WHEREAS, Prime has filed its answer to the claims of HWS and asserted a counterclaim in the Arbitration; and

         WHEREAS, the parties hereto have agreed to compromise and settle all disputes, claims and causes of action between them to avoid further expense, inconvenience and burden, and to put to rest all disputes between them, including all claims which have been, could have been or could be asserted in this action or elsewhere; and

         IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned counsel for the parties, as follows:

         1. Prime will pay HWS a total sum of $300,000 within 5 business days of Prime's receipt of an executed copy of this Stipulation from HWS.


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         2.      MUTUAL RELEASE OF CLAIMS. In exchange for the promises made herein and other good and valuable consideration:

                  (a) HWS and its present and former officers, agents, directors, employees, partners, principals, subsidiaries, affiliates, successors and assigns, including, but not limited to, any person or entity acting for on or behalf of, or claiming under, any of the foregoing, and their heirs and representatives (hereinafter "the HWS Releasors"), hereby remise, release and forever discharge Prime and its present and former officers, agents, directors, employees, shareholders, partners, principals, subsidiaries, affiliates, successors and assigns, and any person or entity acting for or on behalf of, or claiming under, any of the foregoing, and their respective heirs and representatives from and against, and waive and relinquish, all causes and rights of action, suits, losses, debts, sums of money, accounts, contracts, controversies, agreements, promises, awards, damages, judgments, claims, liens, liabilities, obligations, and demands whatsoever, whether asserted, unasserted or threatened, whether hidden or concealed, whether conditional or absolute, whether personal, representative or derivative, whether known or unknown, whether suspected or unsuspected, and whether now or previously or hereafter recognized in law or in equity or in contract on in tort, whether liquidated or unliquidated, which the HWS Releasors had or may have against Prime arising out of any act, event, matter, omission, representation, or transaction involving or related to the Arbitration; and


                  (b) Prime and its present and former officers, agents, directors, employees, shareholders, partners, principals, subsidiaries, affiliates, successors and assigns, and any person or entity acting for or on behalf of, or claiming under, any of the foregoing, and their heirs and representatives (hereinafter "the Prime Releasors"), hereby remise, release and forever discharge HWS and its present and former officers, agents, directors, employees, shareholders, partners, principals, subsidiaries, affiliates, successors and assigns, including, but not limited to, any person or entity acting for or on behalf of, or claiming under, any of the foregoing, and their respective heirs and representatives from and against, and waive and relinquish, all causes and rights of action, suits, losses, debts, sums of money, accounts, contracts, controversies, agreements, promises, awards, damages judgments, claims, liens, liabilities, obligations, and demands whatsoever, whether asserted, unasserted or threatened, whether hidden or concealed, whether conditional or absolute, whether personal,


                                      -2-

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                        representative or derivative, whether known or unknown,
                        whether suspected or unsuspected, and whether now or previously or hereafter recognized in law or in equity or in contract or in tort, whether liquidated or unliquidated, which the Prime Releasors had or may have against HWS arising out of any act, event, matter, omission, representation or transaction involving or related to the Arbitration.

            3.          Each of the parties represents and warrants (a) that it
               has full authority to execute this Stipulation and to perform all of its obligations set forth herein: (b) that the performance of such obligations shall not conflict with any other agreement to which it is a party or by which it is bound; and (c) that it intends this Stipulation to be legal, valid and binding upon it.

            4.          The parties executing this Stipulation, individually or
               in a representative capacity, acknowledge that they have read this Stipulation, that they understand the Stipulation, that they have been fully advised by counsel and that they intend to be bound, either individually or in their representative capacity, to the terms and conditions of this Stipulation.

            5.          The parties agree that this Stipulation contains the
               full, complete and entire understanding and agreement between them with respect to the matters referred to herein, and supersedes and replaces any prior negotiations or agreements between the parties, whether written or oral. This Stipulation may not be amended, waived, altered, modified, changed, rescinded or terminated except by an instrument in writing and signed by both parties.


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            6.          This stipulation shall be governed, interpreted and
               enforced by, and in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

            7.          This Stipulation may be executed in one or more
               counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.



Date:       New York, New York
            December 14, 1999


                                    Hospitality Worldwide Services, Inc.


                                    By: /s/ Douglas Parker
                                       ---------------------------------
                                       Douglas Parker
                                       The Chief Executive Officer



                                    Prime Hospitality Corporation


                                    By: /s/ A. F. Petrocelli
                                       ---------------------------------
                                       A. F. Petrocelli
                                      Title: President & Chief Executive
                                             Officer